SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 31, 2006

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

By press release dated March 31, 2006, Mellon Financial Corporation (“Mellon”) announced that it has acquired U.S. Trust’s Planned Giving Services group from U.S. Trust Corporation, a wholly owned subsidiary of The Charles Schwab Corporation. Terms of the agreement were not disclosed.

By press release dated April 3, 2006, issued in both the United States and Europe, Mellon announced that it has completed the formation of its previously announced 50:50 joint venture with WestLB AG, WestLB Mellon Asset Management. The new company launched on April 1, 2006. Financial terms have not been disclosed.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit Number	Description
99.1	Press Release dated March 31, 2006.

99.2	Press Release dated April 3, 2006, as released in the United States.

99.3	Press Release dated 3 April 2006, as released in Europe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: April 4, 2006	By:	/s/ Michael A. Bryson
Michael A. Bryson
Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated March 31, 2006.	Filed herewith

99.2	Press Release dated April 3, 2006, as released in the United States.	Filed herewith

99.3	Press Release dated 3 April 2006, as released in Europe.	Filed herewith